Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350

In connection with the filing by Ametrine Capital, Inc. (the “Company”) of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lior Ostashinsky, President and Treasurer of the Company, certify, pursuant to 18 U.S.C. 1350, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2010	By:	/s/ Lior Ostashinsky
Lior Ostashinsky
President and Treasurer
(Principal Executive and Financial Officer)